DRYDEN CORE INVESTMENT FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                September 12, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


         Re:	Dryden Core Investment Fund
                  File No. 811-09999


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended July 31, 2003 and (2) such other information required to be included as an exhibit. The form N-SAR was filed using the EDGAR system.


                                                  Yours truly,


                                    /s/ Jonathan D. Shain
                                                Jonathan D. Shain
Secretary

Enclosures




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 12th day of September 2003.


	Dryden Core Investment Fund



By: /s/ Jonathan D. Shain			Witness: /s/ Floyd L.
Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary



T:\CLUSTER 2\N-SARS\CIF\2002\7-31-03 Semi cover-sig.doc